SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549




                            FORM 8-K



                         CURRENT REPORT

             PURSUANT TO SECTION 13 OR 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934



 Date of Report (Date of Earliest Event Reported):  December 9, 1996



                     STIFEL FINANCIAL CORP.
     (Exact Name of Registrant as specified in its Charter)



      Delaware               1-9305              43-1273600
     (State of          (Commission File        (IRS Employer
   Incorporation)           Number)          Identification No.)



                       500 North Broadway
                 St. Louis, Missouri 63102-2188
  (Address of principal executive offices, including zip code)




                         (314) 342-2000
      (Registrant's telephone number, including area code)

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Item 4.  Changes In Registrant's Certifying Accountants

     The Board of Directors of Stifel Financial Corp. (the "Registrant"), upon the recommendation of its Audit Committee, determined to appoint Deloitte & Touche LLP as the Registrant's newly engaged certifying accountants and Deloitte & Touche LLP has accepted this appointment. During the two years ended
December 31, 1995, and through the date of their appointment, Deloitte & Touche LLP has not provided any consultations to the Registrant regarding the application of accounting principles to specific transactions and the type opinion that they may have rendered on the financial statements.

                            SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              STIFEL FINANCIAL CORP.



Date:  December 16, 1996       By:      /s/  Stephen J. Bushmann
                               Name:    Stephen J. Bushmann
                               Title:   Chief Financial Officer